EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-275809, 333-261694, 333-198698 and 333-184196) of our reports dated February 20, 2025, relating to the financial statements and financial statement schedule of Globus Medical, Inc. and the effectiveness of Globus Medical, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

February 20, 2025